SECOND AMENDMENT AGREEMENT

         Agreement between UC Television Network Corp., a Delaware corporation ("Employer"), and Alan Pearl ("Executive"), dated as of September 12, 1996.


         The Employer and the Executive are parties to an Employment Agreement dated as of September 16, 1992, as amended by an Amendment Agreement dated as of September 16, 1992 (the "Employment Agreement"), and desire to further amend the Employment Agreement to provide for an extension of the term of employment and increased compensation to be payable to Executive. Accordingly, the parties hereto hereby agree as follows:

         1. Section 2.1 of the Employment Agreement is hereby amended by deleting the first sentence thereof and inserting the following:

               "Subject to the terms and conditions herein contained, Employer will pay to Executive, and Executive will accept, for all services which may be rendered by him pursuant to this Agreement, an annual base salary ("Base Salary") of (a) $105,000 for the period of September 16, 1996 to September 30, 1997, (b) $112,500 for the period of October 1, 1997 to September 30, 1998 and (c) $120,000 for the period of October 1, 1998 to September 30, 1999. Commencing October 1, 1997 and each October 1 thereafter during the Employment Term, Executive's Base Salary shall be increased by that percentage, if any, by which the Consumer Price Index, Urban Wager Earner's, for the New York, New York Metropolitan area, published by the United States Government for the month beginning on such October 1 exceeds such Index for the preceding October. The parties hereto hereby agree that if the above Index is not readily available, they will agree on a reasonable equivalent thereof."


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         2. Section 3 of the  Employment  Agreement is hereby  amended to change the date "September 15, 1997" stated therein to "September 30, 1999".


         3. Section 6.2 of the Employment Agreement is hereby amended by inserting "(a)" after the header and by adding the following after the first paragraph:

               "(b) In connection with Executive's employment hereunder, Employer hereby grants to Executive an option to purchase 36,000 shares of Common Stock of Employer, at an exercise price of $1.3125 per share, which Employer and Executive agree is equal to fair market value thereof, pursuant to the terms of Employer's 1996 Stock Incentive Plan and in accordance with and subject to the terms of the stock option agreement to be executed by the parties hereto in the form attached hereto as Exhibit D."


         4. Except to the extent specifically amended hereby, the provisions of the Employment Agreement shall remain unmodified, and as amended hereby the Employment Agreement is hereby confirmed as being in full force and effect.


         IN WITNESS WHEREOF this Second Amendment Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                        LASER VIDEO NETWORK, INC.


                                        By: /s/ Peter Kauff
                                            ---------------
                                            Name: Peter Kauff
                                            Title:


                                        /s/ Alan Pearl
                                        --------------
                                            Alan Pearl